UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of Earliest Event Reported): May 10, 2010

IRIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11181	94-2579751
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9172 Eton Avenue

Chatsworth, CA 91311

(Address of Principal Executive Offices/Zip Code)

(818) 709-1244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Current Chief Financial Officer

Effective May 10, 2010, Peter L. Donato resigned his position as our Corporate Vice President and Chief Financial Officer, which is our principal financial and accounting officer. In connection with his resignation, we agreed to pay to Mr. Donato the severance payments provided for in Mr. Donato’s employment agreement in exchange for Mr. Donato entering into a general release. In consideration of Mr. Donato releasing the Company from any claims he may have against the Company, we will pay Mr. Donato twelve months base salary, or $277,500. We also agreed to reimburse Mr. Donato for premiums he pays for medical insurance for him and his family for a period of 12 months or such earlier date when he is first eligible to receive employer sponsored medical coverage.

Appointment of Acting Chief Financial Officer

Effective May 11, 2010, Martin S. McDermut, age 59, was appointed to replace Mr. Donato on a temporary basis to serve as our principal financial and accounting officer. Mr. McDermut will serve as our Acting Chief Financial Officer for a minimum of ninety days, which we may extend by mutual agreement, while we search for a permanent replacement for Mr. Donato. In connection with his appointment, we entered into an agreement with Avant Advisory Group, which will provide the services of Mr. McDermut, pursuant to which we will pay a monthly fee of $70,000 for Mr. McDermut’s services to us during the first three months.

Mr. McDermut has provided chief financial officer and interim management advisory services since 2007. Since January 1, 2009, Mr. McDermut has been managing director of Avant Advisory Group, a financial advisory and management consulting firm to entrepreneurial and middle market companies. Prior to joining Avant Advisory Group, Mr. McDermut provided financial and management consulting services to various clients as principal of his own financial consulting firm.

From early 2006 to September 2007, Mr. McDermut provided chief financial officer and advisory services to various distressed and troubled entities. From May to September 2007, he served as Chief Financial Officer of Stila Corp., a consumer products company. From April 2006 to April 2007, he also served as Senior Vice President and Chief Financial Officer of Global Brand Marketing Inc., a footwear company. From February 2000 to March 2006, he was Senior Vice President, Chief Financial Officer, and Secretary of Superconductor Technologies Inc., a wireless equipment manufacturer and a publicly traded company.

From September 1996 to February 2000, Mr. McDermut served as Vice President of Finance and Administration, Secretary, and Chief Financial Officer of IRIS International Inc. From 1994 to August 1996, he held similar positions in other entrepreneurial and early-stage companies. From 1975 to 1993, he was with certified public accounting and consulting firm Coopers & Lybrand L.L.P. (now known as PricewaterhouseCoopers LLP) becoming a partner in 1988. From 1990 to 1993, Mr. McDermut practiced in the firm’s Los Angeles Entrepreneurial Advisory Services Group and was named its practice leader in 1992.

Mr. McDermut is a Certified Public Accountant,, Certified Merger & Acquisitions Advisor, Certified Fraud Specialist. He holds an M.B.A. in Finance and Accounting from the University of Chicago and a B.A. in Economics from the University of Southern California.

There are no understandings or arrangements between Mr. McDermut and any other person pursuant to which Mr. McDermut was selected as Acting Chief Financial Officer. Mr. McDermut does not have any family relationship with any director, executive officer or person nominated or chosen by our Board of Directors to become an executive officer.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release dated May 12, 2010, published by IRIS International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS INTERNATIONAL, INC.

Date: May 14, 2010	By:	/s/ CÉSAR M. GARCÍA
César M. García
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 12, 2010, published by IRIS International, Inc.

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